UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 5, 2009

Campbell Fund Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50264	94-6260018
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2850 Quarry Lake Drive, Baltimore, Maryland		21209
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-413-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The Campbell Fund Trust ("CFT") has appointed Wilmington Trust Investment Management LLC, a wholly owned subsidiary of Wilmington Trust Corporation, as cash manager (the "Cash Manager") under an investment advisory agreement dated July 8, 2009 to manage and control the excess margin requirements of CFT. The Cash Manager is organized under the laws of the State of Georgia, U.S.A. and is registered as an investment adviser with the Securities and Exchange Commission of the United States under the Investment Advisers Act of 1940.

CFT has opened an account at The Northern Trust Company (the "Custodian"), and has granted the Cash Manager a limited power of attorney over such account. Such power of attorney gives the Cash Manager authority to make certain investments, in accordance with agreed upon investment guidelines, on behalf of CFT. Such investments include, but are not limited to, U.S. Treasury securities, securities issued by U.S. Government Agencies, high quality money-market securities and repurchase agreements. All securities purchased by the Cash Manager on behalf of CFT will be held in its custody accounts at the Custodian. The Cash Manager will have no beneficial or other interest in the securities and cash in such custody account.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Campbell Fund Trust

August 5, 2009	By:	Theresa D. Becks

Name: Theresa D. Becks
Title: President, Chief Executive Officer Campbell & Company, Inc., Managing Operator